SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) — February 5, 2008

CENTRAL EUROPEAN DISTRIBUTION CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-24341 (Commission File Number)	54-18652710 (IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania (Address of Principal Executive Offices)	19004 (Zip Code)
(610) 660-7817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     William V. Carey, Chairman, President and Chief Executive Officer of Central European Distribution Corporation (the “Company”), adopted a written plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, for the purpose of selling a portion of his and his spouse’s Company equity holdings. Mr. Carey’s plan covers (1) the possible exercise and sale of up to 76,687 shares of common stock subject to options owned by Mr. Carey over the period commencing April 15, 2008 and ending no later than December 23, 2008 and (2) the possible sale of up to 20,000 shares of common stock owned by Mr. Carey’s spouse over the period commencing April 15, 2008 and ending no later that May 8, 2008, in each case subject to the terms of the plan.
     Chris Biedermann, the Vice President and Chief Financial Officer of the Company, adopted a written plan in accordance with rule 10b5-1 under the Securities and Exchange Act of 1934, as amended, for the purpose of selling a portion of his Company equity holdings. Mr. Biedermann’s plan covers the possible exercise of up to 10,000 shares of common stock subject to options owned by Mr. Biedermann, and the potential sale of 8,000 of those shares, commencing on May 15, 2008, subject to the terms of the plan.
     Tony Housh, a director of the Company, adopted a written plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, for the purpose of selling a portion of his Company equity holdings. Mr. Housh’s plan covers the possible exercise and sale of up to 7,600 shares of common stock subject to options owned by Mr. Housh over the period commencing February 4, 2008 and ending no later than September 30, 2008, subject to the terms of the plan.
     A Rule 10b5-1 plan is designed to enable a corporate insider to avoid any real or perceived conflict of interest in connection with the trading of company securities. A written plan is established at a time when the corporate insider does not have material inside information. Once the plan is executed, the corporate insider does not retain any discretion over the securities traded as the broker administering the plan is authorized to trade company securities in volumes and at prices determined independently by the broker, subject to the terms set forth in the plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION
By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: February 8, 2008